Exhibit 99.1

Quotient Limited Reports First Quarter Fiscal 2021 Results
and Business Update

•	Significant progress in three targeted areas of MosaiQ development – COVID-19 antibody test, potential new applications, and transfusion diagnostics
•	Ten commercial placements of MosaiQ platform in Europe and the US
•	Continued YoY Strong Top Line Growth for Alba by Quotient reagents
•	Added to Russell 2000® and 3000® Indexes

JERSEY, Channel Islands, August 3, 2020 (GLOBE NEWSWIRE) -- Quotient Limited (NASDAQ:QTNT), a commercial-stage diagnostics company (Quotient or the Company), headquartered in Eysins, Switzerland, today reported its first quarter fiscal 2021 results and summarized recent key developments.

Quotient currently has three areas of focus related to its proprietary MosaiQ technology: first, Quotient has successfully developed and begun generating revenues from its new MosaiQ COVID-19 antibody test application; second, Quotient is pursuing new applications for its MosaiQ platform; and third, the Company continues to pursue commercialization of its MosaiQ transfusion diagnostic applications. Recently, significant progress has been made in all three areas.

COVID-19 antibody test – Independent tests have validated Quotient's earlier findings that the test is extremely accurate. Quotient now has ten COVID-19 antibody test contracts with customers in Europe and the US. FDA Emergency Use Authorization (EUA) for the MosaiQ COVID-19 Antibody Test is expected soon.

Potential New MosaiQ applications – Quotient has started a process of outreach to potential major customers interested in customized microarray menus. With a view to better understand market requirements and preferences these discussions and potential future collaborations will inform future MosaiQ development activity.

Transfusion diagnostics -- Field trials of the expanded MosaiQ IH microarray, that were delayed by COVID-19 related shut-downs, have restarted at all three European sites, and the Company expects following completion of those tests to have the first powerful commercial transfusion diagnostics combination, Initial Serological Disease Screening (SDS) and Expanded Immunohematology microarrays, available for sale in Europe in Q1 2021.

The Company also announced a continuous strong top line growth for Alba by Quotient reagents for its first quarter ended June 30, 2020.

MosaiQ Platform

MosaiQ, Quotient's next-generation platform, is designed to deliver fast immunohematology, serological and molecular disease screening, using a single low volume sample on a high throughput, multimodal multiplexing automated platform. MosaiQ represents a transformative and highly disruptive unified testing system for transfusion diagnostics and beyond. Feasibility to deliver required performance in serological and molecular disease screening has been demonstrated. MosaiQ offers the potential to significantly reduce complexity and improve workflow for our customers. A serological test was developed in April 2020 in response to the global COVID-19 pandemic. The MosaiQ COVID-19 Antibody Microarray is CE marked and available for distribution in Europe, including Switzerland, and the UK.

Regulatory and Commercial Milestones

•

Results from European independent studies – Separate studies were conducted with independent labs in Madrid, Spain and in Paris, France; the studies confirmed the high-performance characteristics of the Company's MosaiQ COVID-19 Antibody Microarray and led to securing sales contracts with both labs.

•	US Regulatory approval – 510(k) approval for the Initial SDS microarray and the MosaiQ device is anticipated before the end of calendar year 2020.
•

Field Trials – Restarted the last site for the Expanded IH field trials in Europe in May. With this, the trial has resumed on all three sites and receipt of CE mark approval is anticipated by Q1 CY2021

•	The first powerful transfusion diagnostics commercial combination (Initial SDS and Expanded IH microarrays) expected to be available for sale in Europe by Q1 of calendar year 2021
•	Russell 2000® and 3000® Indexes – Quotient was added to the indexes effective June 29, 2020 as part of the 2020 Russell U.S. indexes

Quotient CEO Franz Walt commented “I am very pleased with our recent achievements and progress. The roll-out of our COVID-19 antibody test demonstrates the power and flexibility of the MosaiQ platform. The launch of our expanded transfusion menu is now only a few months away. We are encouraged by initial comments from potential customers who have shown a strong interest and appetite for the innovation that MosaiQ represents. Based on that feedback we will decide on which new applications to pursue going forward.”

Fiscal Fourth Quarter and Full Year Financial Results

“The Alba by Quotient reagent business continues to deliver top line growth, with strong product sales of $8.9 million in the first quarter, up 9.2% from the quarter ended June 30, 2019, with no indications of any significant adverse effects from the COVID-19 pandemic” said Franz Walt. Mr. Walt added, “This performance was driven by 7.8% growth in sales to OEM customers, while direct product sales grew 8.1%. The initial product sales related to the MosaiQ COVID-19 Antibody test were $0.1 million in the first quarter. In the quarter ended June 30, 2020, gross margin on product sales declined to 39.3% of product sales compared to the gross margin of 44.1% reported in the quarter ended June 30, 2019. Year over year, gross margin was adversely impacted mainly by an increase in expenses attributed to operating restrictions related to the COVID-19 pandemic”.

Key revenue and profit results are summarized below (expressed in thousands, except percentages)

	Quarter Ended
	June 30,
	2020	2019
Revenue:
Product sales —OEM Customers	$6,184	$5,737
Product sales — direct customers and distributors	2,629	2,432
Product sales - MosaiQ	111	—
Total revenue	$8,924	$8,169

Product sales from standing orders (%)	69%	68%

Gross profit	$3,510	$3,606
Gross profit as a % of total revenue	39.3%	44.1%
Gross margin on product sales (%)	39.3%	44.1%
Operating (loss)	$(19,721)	$(18,424)

The operating loss for the quarter ended June 30, 2020 included legal and advisory fees of $1.0m related to the Company’s termination of its distribution and supply agreement with Ortho Clinical Diagnostics Inc. (OCD) and the related arbitration with OCD.

Capital expenditures totaled $0.8 million in the quarter ended June 30, 2020, compared with $1.1 million in the quarter ended June 30, 2019.

As at June 30, 2020 Quotient had $94.5 million in available cash and other short-term investments and $155.1 million of debt and $8.7 million in an offsetting long-term cash reserve account.

Outlook for the Fiscal Year Ending March 31, 2021

•

Total product sales of Alba by Quotient reagents are still expected to be in the range of $32 to $34 million compared to product sales in fiscal 2020 of $31.6 million. A forecast of COVID-19 antibody tests is not currently possible due to the uncertainties related to the development of this new market. No other revenues are expected.

•	Capital expenditures in the range of $5 to $10 million.
•	Average monthly cash use for operations in the range of $5 to $6 million excluding potential revenue related to COVID-19 antibody test.

Alba by Quotient product sales in the second quarter of fiscal 2021 are expected to be within the range of $7.5 to $8.0 million, compared with $7.1 million for the second quarter of fiscal 2020.

The Company is not providing guidance on the operating loss due to the uncertainty around revenues derived from MosaiQ by Quotient COVID-19 antibody tests.

Quarterly product sales can fluctuate depending upon the shipment cycles for red blood cell-based products, which account for approximately two-thirds of current product sales. These products typically experience 13 shipment cycles per year, equating to three shipments of each product per quarter, except for one quarter per year when four shipments occur. The timing of shipment of bulk antisera products to OEM customers may also move revenues from quarter to quarter. Some seasonality in demand is also experienced around holiday periods in both Europe and the United States. As a result of these factors, Quotient expects to continue to see seasonality and quarter-to-quarter variations in product sales.

The accompanying condensed consolidated financial statements have been prepared on a basis which assumes that Quotient will continue as a going concern. However, the Company has incurred net losses from operations in each year since it commenced operations in 2007 and had an accumulated deficit of $508.6 million as of June 30, 2020. The Company expects to include disclosure within its Quarterly Report on Form 10-Q in respect of certain conditions concerning the Company’s overall liquidity position that raise substantial doubt about its ability to continue as a going concern.

Conference Call

Quotient will host a conference call on Monday, August 3, 2020 at 8:00 a.m. Eastern Time to discuss its first quarter fiscal 2021 financial results. Participants may access the call by dialing 1-877-407-0784 in the U.S. or 1-201-689-8560 outside the U.S. The access code is 13707267. The conference call will be webcast live on the Company’s website at www.quotientbd.com.

A replay of this conference call will be available through August 10, 2020 by dialing 1-844-512-2921 in the U.S. or 1-412-317-6671 outside the U.S. The replay access code is 13707267.

About Quotient Limited

Building on over 30 years of experience in transfusion diagnostics, Quotient is a commercial-stage diagnostics company committed to delivering solutions that reshape the way diagnostics is practiced. MosaiQ, Quotient’s proprietary multiplex microarray technology, offers the world’s first fully automated, consolidated testing platform, allowing for multiple tests across different modalities. MosaiQ is designed to be a game-changing solution, which Quotient believes will increase efficiencies, improve clinical practice, deliver significant workflow improvements, and create operational cost savings to laboratories around the world. Quotient's operations are based in Eysins, Switzerland, Edinburgh, Scotland and Newtown, Pennsylvania.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements regarding our expectations of continued growth, the development, regulatory approval, commercialization and impact of MosaiQ and other new products (including the potential for using the Company’s MosaiQ technology to infectious disease diagnostics), current estimates of full year fiscal 2021 operating results and expectations regarding our future funding sources. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include delays or denials of regulatory approvals or clearances for products or applications; market acceptance of our products; the impact of competition; the impact of facility expansions and expanded product development, clinical, sales and marketing activities on operating expenses; delays or other unforeseen problems with respect to manufacturing, product development or field trial studies; adverse results in connection with any ongoing or future legal proceedings, including the ongoing arbitration with OCD; continued or worsening adverse conditions in the general domestic and global economic markets, including as a result of the global COVID-19 pandemic; as well as the other risks set forth in the Company's filings with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Quotient disclaims any obligation to update these forward-looking statements.

The Quotient logo, Quotient MosaiQ and MosaiQ™ are registered trademarks or trademarks of Quotient Limited and its subsidiaries in various jurisdictions.

CONTACT: Peter Buhler, Chief Financial Officer – peter.buhler@quotientbd.com; +41 22 545 52 26

Quotient Limited
Condensed Consolidated Statements Of Comprehensive Loss
(in thousands, except share and per share amounts)
(unaudited)
	Quarter Ended
	June 30,
	2020	2019
Revenue:
Product sales	$8,924	$8,169
Other revenues	—	—
Total revenue	8,924	8,169
Cost of revenue	5,414	4,563
Gross profit	3,510	3,606
Operating expenses:
Sales and marketing	2,243	2,580
Research and development, net	11,450	11,653
General and administrative expense	9,538	7,797
Total operating expense	23,231	22,030
Operating loss	(19,721)	(18,424)
Other income (expense)
Interest expense, net	(5,926)	(6,086)
Other, net	233	952
Other expense, net	(5,694)	(5,134)
Loss before income taxes	(25,414)	(23,558)
Provision for income taxes	(15)	(13)
Net loss	$(25,429)	$(23,571)
Other comprehensive income (loss):
Change in fair value of effective portion of foreign currency cash flow hedges	$(3)	$(120)
Change in unrealized gain on short-term investments	(404)	147
Foreign currency gain (loss)	146	(1,014)
Provision for pension benefit obligation	13	48
Other comprehensive loss	(248)	(939)
Comprehensive loss	$(25,677)	$(24,510)
Net loss available to ordinary shareholders - basic and diluted	$(25,429)	$(23,571)
Loss per share - basic and diluted	$(0.32)	$(0.36)
Weighted-average shares outstanding - basic and diluted	80,485,985	66,078,290

Quotient Limited
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	June 30, 2020	March 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$7,325	$3,923
Short-term investments	87,152	116,871
Trade accounts receivable, net	5,972	5,402
Inventories	21,291	20,501
Prepaid expenses and other current assets	4,091	3,775
Total current assets	125,831	150,472
Restricted cash	9,021	9,017
Property and equipment, net	39,428	40,165
Operating lease right-of-use assets	21,124	21,493
Intangible assets, net	606	625
Deferred income taxes	237	237
Other non-current assets	4,438	4,454
Total assets	$200,685	$226,463
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$5,621	$4,826
Accrued compensation and benefits	5,190	7,210
Accrued expenses and other current liabilities	13,317	15,490
Current portion of operating lease liability	3,045	3,033
Capital lease obligation	573	598
Total current liabilities	27,746	31,157
Long-term debt	155,101	153,024
Operating lease liability, less current portion	19,695	19,914
Capital lease obligation, less current portion	1,017	1,117
Defined benefit pension plan obligation	6,623	6,353
7% Cumulative redeemable preference shares	20,688	20,425
Total liabilities	230,870	231,990
Total shareholders' equity (deficit)	(30,185)	(5,527)
Total liabilities and shareholders' equity (deficit)	$200,685	$226,463

Quotient Limited
Condensed Consolidated Statements of Cash Flows
(In Thousands)
(Unaudited)

	Quarter ended June 30,
	2020	2019
OPERATING ACTIVITIES:
Net loss	$(25,429)	$(23,571)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,953	3,038
Share-based compensation	960	1,178
Increase (decrease) in deferred lease rentals	169	(109)
Swiss pension obligation	253	183
Amortization of deferred debt issue costs	2,078	2,107
Accrued preference share dividends	263	263
Income taxes	15	13
Net change in assets and liabilities:
Trade accounts receivable, net	(587)	(1,439)
Inventories	(638)	(1,160)
Accounts payable and accrued liabilities	(1,514)	(3,713)
Accrued compensation and benefits	(2,025)	(1,699)
Other assets	(306)	(145)
Net cash used in operating activities	(24,808)	(25,054)
INVESTING ACTIVITIES:
Increase in short-term investments	—	(15,000)
Realization of short-term investments	29,314	21,724
Purchase of property and equipment	(830)	(1,138)
Net cash generated from investing activities	28,484	5,586
FINANCING ACTIVITIES:
Repayment of finance leases	(171)	(94)
Proceeds from drawdown of new debt	—	25,000
Debt issuance costs and fees paid to noteholders	—	(874)
Proceeds from issuance of ordinary shares and warrants	59	63
Net cash (used in) generated from financing activities	(112)	24,095
Effect of exchange rate fluctuations on cash and cash equivalents	(158)	(686)
Change in cash and cash equivalents	3,406	3,941
Beginning cash and cash equivalents	12,940	11,603
Ending cash and cash equivalents	$16,346	$15,544
Supplemental cash flow disclosures:
Income taxes paid	$—	$—
Interest paid	$8,731	$7,221
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$7,325	$6,528
Restricted cash	9,021	9,016
Total cash, cash equivalents and restricted cash	$16,346	$15,544